EXHIBIT 10.16

                          INTELLIGENT ELECTRONICS, INC.

                     COMPAQ SECOND SOURCE RESELLER AGREEMENT

THIS AGREEMENT dated the 14TH day of SEPTEMBER, 199 3 , by and between Intelligent Reseller Network, a division of Intelligent Electronics, Inc. (hereinafter referred to as "IE"), and the undersigned Reseller (hereinafter referred to as "Reseller").

PURPOSE

Reseller operates a business enterprise at the location (the "Reseller Location") and as described in this Agreement (the "Reseller Business").

Reseller wishes to purchase Compaq Products ("Products") from IE as a second source if the Products are unavailable from Reseller's primary sources, for resale to end-users, as described below.

The parties agree as follows:

1. PRODUCT SUPPLY AND DISTRIBUTION. IE will make available to Reseller such Products as are made available from time to time by or through IE, subject to other terms and conditions set forth in this Agreement. Distribution of the Products to Reseller shall be subject to approval and authorization of Reseller by the manufacturer or supplier of the Products, and the terms of Reseller's purchases will be consistent with the policies of Compaq, including but not limited to: policies regarding price protection, returns, Co-op funding, and the availability of floor planning. Reseller may, but shall not be required to, purchase any Products from IE or through Product supply programs made available by IE, subject to manufacturer's or supplier's authorization.

2. PRODUCTS. As of the date of execution of this Agreement, Reseller desires the Products offered by Seller from time to time. IE shall attempt to provide such types or brands of Products, although Reseller acknowledges that the availability to Reseller of such Products shall be subject to authorization from the manufacturer of the Products, and IE's allocation of the Products. IE has the right, in its sole discretion, to discontinue providing to Reseller one or more of the Products for any reason.

3. IE RESELLER SERVICES - A LA CARTE. IE may, but is not obligated to, make available from time to time certain programs and/or services believed useful or beneficial to its Reseller customers or certain of its customers, on terms and conditions as IE may determine. IE may, without notice to Reseller, change the conditions or charges or fees for such services from time to time. Any such charges and fees shall be in addition to the price for Products as described in this Agreement.

4.         PRICE AND PAYMENT TERMS.

4.1 Reseller's price for the Products shall be the prices that are maintained in its pricing guide established and maintained for the Compaq program from time to time. IE's prices to Reseller are subject to change without notice to Reseller.

4.2 Payment of the price for the Products by Reseller will be due in advance of shipment of the Products. Freight and insurance will be prepaid by IE (subject to change with 30 days notification) within the continental United States unless such orders are placed with special instructions, including, without limitation, rush orders, overnight delivery or designated shippers or involve nonstandard routing or handling.

4.3 Resellers payments shall be made in cash or other immediately available funds or a credit line from a financial institution approved by IE.

5. NO USE OF IE'S NAMES, MARKS . Reseller shall not use any name, trademark, logo or slogan ("Marks") now or hereafter owned by IE or its affiliated or related companies (collectively "IE") except as otherwise authorized in writing by IE.

6.         REPRESENTATIONS AND WARRANTIES.

6.1 Reseller represents to IE that it has full power and authority to enter into this Agreement, that neither the execution of this Agreement nor any of the terms of this agreement in any way violates or interferes with the terms of any other contractual arrangements or agreements to which Reseller may be a party and that it has received any and all requisite consents, if any, to entering into this Agreement.

6.2 Reseller acknowledges that it is not guaranteed any exclusive or protected territory under this Agreement or otherwise and IE is free to distribute Products to any third party in any geographical area in its sole discretion.

6.3 Reseller agrees to hold IE harmless from any claim, demand, action or liability of any kind arising from Reseller's misrepresentation or default in any of the representations and warranties made in this Article 6 or from any other breach of this Agreement.

7. NO IE FRANCHISES OFFERED. Reseller is not an agent, employee or franchisee of IE. There is no agency, partnership, franchise or joint venture relationship between IE and Reseller under this agreement or by any course of dealing between them.

8. TERMINATIONS. Either party may terminate this Agreement at any time, with or without cause, upon thirty (30) days' notice to the other party, unless modified in an Exhibit to this Agreement.

9.         GENERAL PROVISIONS.

9.1 No amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by them or their authorized officers or agents in writing.

9.2 This Agreement may not be assigned or transferred by Reseller. This Agreement is fully assignable by IE and shall inure to the benefit of IE's successors and assignees.

9.3 The validity and construction of this Agreement shall be governed by the laws of the State of Colorado. Venue and jurisdiction for any action taken under this Agreement will be the state or federal courts located in Denver, Colorado.

9.4 If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element and, as so modified, such provision shall be deemed a part of this Agreement as though originally included. The remaining provisions of this Agreement shall not be affected by such modification.

9.5 All notices required to be given under this Agreement shall be given in writing, by certified mail, return receipt requested, at the following address:

IE:        Intelligent Electronics Reseller Network
           Business Development Department
           5340 S. Quebec, Suite 300
           Englewood, Colorado  80111

Reseller:  TECHNICOMP INC.
           DBA ALLSTAR VALCOM
           14202 PROTON
           DALLAS, TX  75244

or at such other addresses as either party may designate from time to time, and shall be effectively given when deposited in the United States mail, postage prepaid.

9.6        RESELLER BUSINESS DESCRIPTION.

LOCATION:

           14202 PROTON
           DALLAS, TX 75244

           RESELLER BUSINESS
           Storefront
           Office
           Retail

           VAR                                 X
           Systems Integrator
           Sales Tax Number    1-76-0062751-1

           Reseller is (check one):
            _____    Sole Proprietorship
            _____    Partnership
            __X__    Corporation

* PLEASE ATTACH A COPY OF YOUR RESALE TAX EXEMPTION CERTIFICATE TO THIS
AGREEMENT.

If Partnership, give state of formation, name and address of such partner and percentage owned, and whether active in management:

If Corporation give state and date of incorporation, the names and addresses of such officer, director and shareholder, and indicate the percentage share ownership of each:

           INC. DATE 4/28/83
           JIM LONG, SOLE OWNER, 100%
           6401 SOUTHWEST FREEWAY, HOUSTON, TX 77074

9.7 This Agreement constitutes the entire agreement of IE and Reseller and supersedes all prior negotiations, agreements, representations and warranties, whether written or oral.

9.8 This Agreement may be executed in any number of copies, all of which taken together will constitute one Agreement, and any party to this Agreement may execute this Agreement by signing one or more copies of the Agreement. Reseller and IE agree that, as a course of their business relations, a copy of this Agreement that has been executed by Reseller and IE that is transmitted by facsimile will be the original, binding Agreement between them and that their signatures on the facsimile transmitted will bind them to the Agreement. This Agreement may be amended by the mutual written agreement of Reseller and IE that may also be transmitted by facsimile by Reseller and IE.

AGREED:

Reseller:  (if an individual)
________________________________
Individually

Or: (if corporation or partnership)

           ALLSTAR VALCOM
            Company name

By:                EVA THORN
Its:       OPERATION MANAGER DALLAS

INTELLIGENT RESELLER NETWORK,
a division of INTELLIGENT ELECTRONICS, INC.

By:      SIGNATURE ILLEGIBLE
Its: ___________________________
Effective
date:                9/14/93

                          Intelligent Electronics, Inc.
                 Compaq Second Source Reseller Agreement Page 2